Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of our report dated June 9, 2005, with respect to the financial statements of the BP Employee Savings Plan included in its Annual Report on Form 11-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
February 2, 2006